U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware	33-0814123
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01     Entry Into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02     Unregistered Sales of Equity Securities

On October 18, 2005, Viral Genetics, Inc. (the “Company”) executed and delivered securities purchase agreements dated October 18, 2005 with three private investors. Under the agreements, the Company issued to the investors unsecured convertible debentures in the principal amount of $400,000 that accrue interest at the rate of 10 percent per annum. Interest is payable monthly and the principal is payable at maturity, which is on October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal, which is subject to certain anti-dilution adjustments.

The Company issued $100,000 in principal amount of the debentures to repay unsecured advances previously made to the Company in August and early October of this year, and the remainder for cash just received.

The investors also acquired warrants to purchase a total of 2,222,222 shares of the Company’s common stock over a term of three years at an exercise price of $0.30 per share. As an accommodation to the Company, Haig Keledjian, an officer, director and principal stockholder of the Company, personally guaranteed repayment of the convertible debentures and pledged as security on his guarantees 1,777,777 shares of his Company common stock.

The investors and the dollar amount of debentures and number of warrants acquired by each are:

Name	Debentures ($)	Warrants (#)
T. Joseph Natale	350,000	1,804,444

MedBridge Development Corporation, LLC	50,000	377,777

Each debenture holder has the right to tender the debenture for redemption before the maturity date if there is a change in control of the Company, which is defined as a sale of substantially all of the Company’s assets or a change in more than 50 percent of the voting control of the Company. Subject to certain exceptions, the Company agreed to register the shares of common stock underlying the convertible debentures and warrants under any registration statement filed by the Company to register shares to be offered for the account of the Company or other selling shareholders. One of the exceptions is that the Company is not obligated to include the shares in any Registration Statement filed to register securities of the Company offered and sold in a financing transaction involving the sale of Company securities where the underwriter of the transaction or, if there is no underwriter, the Company, reasonably determines in good faith that the inclusion of the shares underlying the debentures and warrants would materially negatively affect the financing transaction.

The full terms and conditions of the debenture financing and registration obligation are set forth in the transaction documents included with this report as an exhibit.

The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. Each of the investors represented that he or it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933. No commission was paid to any person in connection with effecting the transaction.

The Company and investors have reached a verbal, non-binding understanding to the effect that the Company will sell additional convertible debentures in an amount not to exceed $200,000 in principal amount of debentures and warrants to the investors at their request made before December 15, 2005, on the same terms as the financing described in this report. The Company may accept or reject any offer by the investors to purchase additional debentures and warrants in its sole discretion for any or no reason.

Item 9.01       Financial Statements and Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No.	Description of Document

10.1	Form of Securities Purchase Agreement dated October 18, 2005 (Exhibits are not included because they are presented with this report as separate exhibits)

10.2	Form of 10% Unsecured Convertible Debenture dated October 18, 2005
10.3	Form of Common Stock Purchase Warrant dated October 18, 2005
10.4	Form of Registration Rights Agreement dated October 18, 2005
10.5	Form of Guarantee and Security Agreement dated October 18, 2005
10.6	Form of Pledge Agreement dated October 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: October 21, 2005	By:	/s/ Haig Keledjian
Haig Keledjian, President